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pwc

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of
Avenue Mutual Funds Trust:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Avenue Credit Strategies Fund, a portfolio of Avenue Mutual Funds Trust (the "Fund"), at October 31,

2015, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2015 by correspondence with the custodian, agent banks and brokers, provide a reasonable basis for our opinion.

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PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center,300 Madison Avenue,New York,NY 10017
T: (646) 471 3000,F: (813) 286 6ooo,www.pwc.com/us